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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the following Registration Statements of Morgan Stanley Group Inc. of our reports dated February 21, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Dean Witter, Discover & Co. for the year ended December 31, 1995:

         Filed on Form S-3:
                  Registration Statement No. 333-18005
                  Registration Statement No. 333-01655
                  Registration Statement No. 33-58611
                  Registration Statement No. 33-51413

         Filed on Form S-8:
                  Registration Statement No. 333-08571
                  Registration Statement No. 33-13177
                  Registration Statement No. 33-37652
                  Registration Statement No. 33-18184
                  Registration Statement No. 33-42464



/s/ Deloitte & Touche LLP
    New York, New York
    February 20, 1997